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                                                                    EXHIBIT 10.7

                             STOCK OPTION AGREEMENT


          THIS STOCK OPTION AGREEMENT (this "Agreement"), is made as of the 6th day of August, 1996, by and between Araxas Energy Corporation, an Oklahoma corporation, having its principal executive office and place of business at 10200 Grogans Mill Road, Suite 500, The Woodlands, Texas 77380 ("Araxas"), and Stratum Group, L.P., a Delaware limited partnership ("Stratum"), with offices at 650 Fifth Avenue, 24th Floor, New York, New York 10019.


                               W I T N E S S T H:
                               - - - - - - - - -


          WHEREAS, Araxas desires, pursuant to the terms of this Agreement, to grant Stratum the right to purchase shares of common stock of Araxas, par value $0.01 per share (the "Araxas Common Stock") in accordance with the terms of this Agreement in consideration for payment on the Closing Date by Stratum of $40,000.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

          Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Loan Agreement.

          Section 2. Grant of Stock Option. (a) Araxas hereby grants to Stratum, its successors and assigns the right to purchase, at the option of Stratum and on the terms and conditions hereinafter set forth, up to 15% (the "Percentage Interest") of the total outstanding shares of Araxas Common Stock (which on August 6, 1996 equaled 20,934.47 shares) (the "Stock Option"), exercisable in accordance with the provisions of this Agreement at any time beginning on January 1, 1997 and ending on June 30, 1999 (the "Expiration Date").

          (b) Notwithstanding the foregoing, the Stock option shall become exercisable immediately if, at any time between the date of this Agreement and January 1, 1997, any one of the following events occurs:

          (i) an initial public offering registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") of any shares of Araxas Common Stock (whether such offering is by stockholders of Araxas, by Araxas itself or both) (the "IPO"); or

          (ii) a merger or consolidation of Araxas in which its shareholders do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of Araxas's assets.
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          Section 3.     Exercise and Payment of the Stock Option.  (a) Subject
to the terms and conditions of this Agreement, Stratum may exercise all or any part (in increments of 1% and not less) of the Stock Option by delivery of written notice to Araxas. Any such notice shall state that Stratum is electing to exercise the Stock Option and shall specify the percentage of the total outstanding shares of Araxas Common Stock in respect of which the Stock Option is being exercised.

          (b) Upon receipt of a notice of exercise pursuant to Section 3(a), Araxas shall take any and all actions as may be necessary to effect the valid and legally binding transfer to Stratum of shares of Araxas Common Stock as to which such exercise relates. Shares of Araxas Common Stock deliverable upon exercise of the Stock Option shall be referred to as the "Option Shares".

          (c) The Exercise Price shall be $83,333 for each one percent (1%) of the total outstanding shares of Araxas Common Stock acquired by Stratum.

          Section 4. Termination. Any unexercised portion of this Stock Option shall automatically and without notice terminate and become null and void on the Expiration Date.

          Section 5. Anti-Dilution. In the event Araxas issues additional shares of Araxas Common Stock or exchanges shares of Araxas Common Stock for the stock of a successor person or entity to Araxas at any time after the date of this Agreement, whether as a result of a reorganization, merger, consolidation, spin-off, stock-split, stock issuance or otherwise, the type and amount of the equity interest subject to the Stock Option shall be adjusted appropriately, and proper provision shall be made in the agreements or other documentation governing such reorganization or other event, so that Stratum shall receive, upon exercise of the Stock Option, the same Percentage Interest of Araxas Common Stock (or equivalent interest in any successor entity); provided, however, that the number of Option Shares will not be increased to the extent that any issuances of shares of Araxas Common Stock are made in exchange for fair value (as measured by the Reserve Adjusted Book Value Per Share of Araxas Common Stock (as defined below)) to such persons or entities that are not the holders of any shares of Araxas Common Stock on the Closing Date. For purposes of this Section 5, "Reserve Adjusted Book Value Per Share" shall mean the book value per share of Araxas Common Stock determined in accordance with generally accepted accounting principles, consistently applied, but with the oil and gas properties (including exploratory properties) of Araxas and its subsidiaries being valued at an amount equal to the present value of the estimated future net revenues therefrom determined using the price, cost, discount rate and other assumptions then applicable for disclosure of such value as required by the Securities and Exchange Commission (the "Commission") and with any other assets being valued using a cash flow multiple and/or formula that would be used to determine the fair value of such assets within the applicable industry in arm's-length transactions).

          Section 6. Representations and Warranties. Araxas represents and warrants to Stratum that the execution and delivery of this Agreement by Araxas has been duly authorized by all necessary corporate and other actions and constitutes the valid and legally binding obligation of

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Araxas, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors' rights and to general equity principles.

     Section 7. Covenants. Araxas covenants and agrees that, at any time after the date of this Agreement and until the Expiration Date, it will comply with the following covenants:

          (a) In the event Araxas raises equity capital, it shall raise equity capital only in the form of common stock issued by Araxas and Araxas shall cause its subsidiaries not to issue any equity securities.

          (b) Araxas shall not consolidate with or merge with any other person or entity or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any person or entity, if Araxas is not the successor formed by such consolidation or the survivor of such merger or the person that acquires by conveyance, transfer or lease all or substantially all of such assets, unless such successor, survivor or person shall have executed and delivered to Stratum a written instrument evidencing its assumption of the due and punctual performance and observance of Araxas's obligations under this Agreement.

     Section 8. Demand Registration Rights. (a) Following the IPO, Stratum may, at any time and from time to time, make a written request for registration under the Securities Act of all or part of the Option Shares (a "Demand Registration"). Such request will specify the number of Option Shares proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective under the Securities Act and, if applicable, the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) Notwithstanding the provisions of Section 8(a) above:

          (i) Araxas shall not be obligated to effect more than one Demand Registration pursuant to Section 8(a);

          (ii) Araxas may postpone any Demand Registration for up to three months to complete any merger, consolidation, transfer or other similar transaction that is in process at the time a request for Demand Registration is made pursuant to Section 8(a);

          (iii) Notwithstanding the provisions of Section 11 below, Araxas shall not be obligated to pay any expenses associated with any Demand Registration other than the initial Demand Registration;

          (iv) Araxas shall not be obligated to effect a Demand Registration if at the time such Demand Registration is requested the Araxas Common Stock is not registered under

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     Section 12 of the Exchange Act unless Araxas is otherwise obligated to file reports under Section 15 of the Exchange Act; and

          (v) Araxas shall not be obligated to effect a Demand Registration unless Stratum shall have exercised the Stock Option with respect to the Option Shares to be registered on or before the effective date of such registration.

          (c) If Stratum so elects, the offering of the Option Shares pursuant to such Demand Registration shall be in the form of an underwritten offering. Stratum shall select the book-running and other managing underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering. Such book running and other managing underwriters shall be reasonably satisfactory to Araxas.

          Section 9. Piggy-Back and Shelf Registration Rights. (a) If Araxas or any security holder of Araxas proposes to register any securities of Araxas under the Securities Act and if the registration form proposed to be used may be used for the registration of the Araxas Common Stock, Araxas will thereupon give prompt written notice to Stratum of its intention to proceed with the registration and, upon the written request of Stratum made within [30] days after the receipt of any such notice, Araxas will use its best efforts to cause all Option Shares specified in such request to be included in such registration (hereinafter a "Piggy-Back Registration").

          (b) If at any time Araxas proposes to register any of its securities and the Securities Act shall then permit the registration thereunder for the future sale of Araxas Common Stock, Araxas will give written notice to Stratum of its intention to do so (hereinafter, a "Shelf Registration" and collectively with a Piggy Back Registration, an "Incidental Registration") and, upon the written request of Stratum made within [30] days after the receipt of any such notice, Araxas will use its best efforts to include among the securities which it then proposes to register, and to cause to be registered under such laws and regulations, all Option Shares specified in such request and, upon any such registration becoming effective, Araxas will give notice thereof in writing to Stratum.

          (c) The rights of Stratum to exercise, or the exercise by the Stratum of, Piggy Back Registration or Shelf Registration are in addition to, and are not, and will not be, in any way conditioned by, Stratum's Demand Registration rights or the exercise thereof.

          (d) Araxas shall not be obligated to effect an Incidental Registration unless Stratum shall have exercised the Stock Option with respect to the Option Shares to be registered on or before the effective date of such registration.

          Section 10. Cut-Back Provisions. If a Demand Registration or an Incidental Registration is in connection with an underwritten public offering, and if the book-running and managing underwriters advise Araxas in writing that in their opinion the amount of securities requested to be included in such registration exceeds the amount of such securities which can be sold

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in such offering, Araxas will include in such offering the amount of securities requested to be included which in the opinion of such underwriters can be sold as follows:

          (a) in the case of a Demand Registration, the amount of Option Shares to be offered and sold for the account of Stratum shall be reduced, but only after the amount of securities, if any, to be offered and sold for the account of Araxas and any other holders with registration rights who are seeking to sell in such offering has been reduced to zero; or

          (b) in case of an Incidental Registration, (i) first, all of the securities shall be included which are proposed to be sold by Araxas, and (ii) second, the Option Shares which are proposed to be sold by Stratum shall be included pro rata with other holders with registration rights who are seeking to sell in such offering.

          Section 11. Registration Procedures. (a) Whenever Araxas is required by the provisions of Sections 8 or 9 above to effect the registration of any of the Option Shares under the Securities Act, Araxas will, at its sole expense (except for fees of Stratum's counsel, its accountants and its underwriters, referred to in clause (i) below, in connection with such registration) and as expeditiously as is possible:

          (i) prepare and file with the Commission a registration statement with respect to such securities (which, in the case of a Demand Registration, will be on any form for which Araxas then qualifies and which counsel for Araxas shall deem appropriate and available for the sale of the Araxas Common Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days) and in connection with any such registration (whether a Demand Registration or an Incidental Registration) Araxas will give Stratum, its underwriters, if any, their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Araxas with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of the Stratum's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

          (ii) prepare and file with the Commission such amendments and supplements to any such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act and the Exchange Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same;

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          (iii)  furnish to Stratum such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as Stratum or any underwriters of Stratum may reasonably request in order to facilitate the sale or other disposition of the Option Shares being sold by Stratum in conformity with (A) the requirements of the Securities Act and (B) Stratum's proposed method of distribution;

          (iv) register or qualify the Araxas Common Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as Stratum shall request, and do such other reasonable acts and things as may be required of it to enable Stratum to consummate the sale or other disposition in such jurisdictions of the Option Shares; provided, however, that Araxas shall not be required to (A) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction or (B) qualify as a dealer in securities; and provided further that, if the federal registration is in connection with an underwritten offering, Araxas shall not be required to register or qualify in any jurisdiction not included in the underwriting;

          (v) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than sixteen (16) months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (vi) (A) notify Stratum at any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, at the request of Stratum promptly prepare and furnish to Stratum a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (B) in the event Araxas shall give such notice and the registration to which such prospectus relates is a Demand Registration, Araxas shall extend the period during which such registration statement shall be maintained effective as provided in Section 11(a)(i) hereof by the number of days during the period from and including the date of the giving of such notice to the date when Araxas shall make available to Stratum such supplemented or amended prospectus;

          (vii) after the filing of any registration statement (whether with respect to a Demand Registration or an Incidental Registration), Araxas will promptly notify Stratum of

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     any stop order issued or, to the knowledge of Araxas, threatened to be issued by the Commission and take all necessary actions required to prevent the entry of such stop order or to remove it if entered;

          (viii) Araxas will enter into customary agreements (including an underwriting-agreement in customary form and satisfactory in form and substance to Araxas in its reasonable judgment) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Option Shares;

          (ix) keep Stratum advised in writing as to initiation and progress of any registration;

          (x) Araxas shall list the Option Shares on each national securities exchange on which any shares of Araxas Common Stock may at any time be listed, and shall maintain, as long as any other shares of Araxas Common Stock shall be so listed, such listing of the Option Shares; and Araxas shall list on each national securities exchange, and shall maintain such listing of, any other shares of capital stock of Araxas issuable upon the exercise of the Stock Option if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange by Araxas; and

          (xi) if any Option Shares require registration or approval of any governmental authority before such Option Shares may be validly and lawfully issued, Araxas will in good faith and with reasonable dispatch after notice of exercise to Araxas, secure such registration or approval; provided that in no event shall Option Shares be issued, and Araxas shall have the authority to suspend the exercise of the Stock Option to purchase Option Shares requiring such registration or approval, until such registration or approval shall have been obtained. Any portion of the Stock Option as to which exercise is requested during such suspension shall be exercisable at the Exercise Price and upon the other conditions in effect on the date of exercise. If any such period of suspension continues past the Expiration Date, Araxas shall recognize, upon the removal of such suspension, the exercise of the Stock Option for which notice had been received on or before the Expiration Date.

          Section 12. Sale Without Registration. In no event shall Araxas be obligated to register any Option Shares if, in the opinion of counsel to Araxas, in form and substance reasonably acceptable to Stratum, all of the Option Shares proposed to be registered immediately may be sold publicly without restrictions without registration under the Securities Act.

          Section 13. Indemnity. In connection with any registration or qualification of securities under Sections 8 or 9 above, Araxas agrees to indemnify Stratum and each officer and director of Stratum and each person or entity, if any, who controls Stratum within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of the Option Shares and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation)

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caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if Araxas shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based on information furnished in writing to Araxas by Stratum expressly for use therein.

          Section 14. Information by Stratum. Upon the exercise of the registration rights pursuant to this Agreement, Stratum agrees to supply Araxas with such information as may be required by applicable law for Araxas to register or qualify the Option Shares, and Stratum agrees to indemnify and hold harmless Araxas and each of its officers who signs such registration statement and each person or entity, if any, who controls Araxas within the meaning of
Section 15 of the Securities Act, and each underwriter, if any, of such Option Shares and each person who controls any such underwriter within the meaning of
Section 15 of the Securities Act, against all losses, claims, damages or liabilities which are caused by any untrue, or alleged untrue statement of a material fact contained in information furnished in writing to Araxas by Stratum expressly for use therein.

          Section 15. Governing Law. This Agreement and all rights arising hereunder shall be construed and determined in accordance with the internal laws of the State of New York, and the performance thereof shall be governed and enforced in accordance with such laws. In the event any controversy arises out of or relates to this Agreement, representatives of Araxas and Stratum shall first meet in New York, New York and attempt to negotiate a resolution of their dispute. In the event such negotiation shall fail to resolve any such conflict, the parties hereby agree to submit to arbitration administered by the American Arbitration Association under its then current Commercial Arbitration Rules.
Any such controversy shall be submitted in New York, New York to a panel of three (3) arbitrators, one chosen by each party and the third under the American Arbitration Rules. At least two (2) of the arbitrators shall have oil and gas industry related experience. The arbitrators will have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement. The parties shall faithfully observe this Agreement and such rules, and will abide by and perform any award rendered by the arbitrators, and a judgment of any court having jurisdiction may be entered on the award. In any action which may be instituted against Araxas arising out of or relating to this Agreement, Araxas hereby consents to the service of process in connection with any action by the mailing thereof by registered or certified mail to Araxas's address set forth above.
The provisions of this Section 14 are a material inducement for Stratum entering into the Agreement and the transactions contemplated herein. Araxas hereby acknowledges that it has reviewed the provisions of this Section 15 with its independent legal counsel.

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          Section 16.  Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Stratum and Araxas, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 17. Assignments. Stratum shall not, during the term of this Agreement, assign, transfer or otherwise dispose of any of its rights hereunder to a person other than an affiliate of Stratum, without the prior written consent of Araxas.

          Section 18. Termination of Warrant Issuance Agreement. The Warrant Issuance Agreement dated as of April 4, 1996 between Araxas and Stratum is hereby terminated.

          Section 19. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered by their respective authorized officers as of the date first above written.

                              ARAXAS ENERGY CORPORATION


                              By:         /s/ William E. Rowsey
                                  -------------------------------------
                                    Name:   William E. Rowsey
                                    Title:  President



                              STRATUM GROUP, L.P.


                              By:           /s/ Joseph M. Rinaldi
                                  ---------------------------------------
                                    Name:   Joseph M. Rinaldi
                                    Title:  President

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